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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ACORDA THERAPEUTICS, INC.
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ACORDA THERAPEUTICS, INC.
15 Skyline Drive, Hawthorne, New York 10532

April 30, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591, commencing at 10:00 a.m., local time, on June 22, 2009.

        We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. We believe that this electronic proxy process expedites stockholders' receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

        On or about May 4, 2009 we will commence sending a Notice of Annual Meeting and Internet Availability to our shareholders along with instructions on how to access our 2009 Proxy Statement and Annual Report and authorize a proxy to vote your shares online. The Annual Report is not to be regarded as proxy solicitation material.

        Matters to be considered and voted on at the 2009 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please authorize a proxy over the Internet or by telephone as described in the enclosed materials so that your shares will be represented at the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

        We look forward to meeting you on June 22, 2009 and discussing with you the business of our company.

Sincerely,
Ron Cohen, M.D. President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.
15 Skyline Drive, Hawthorne, New York 10532

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., local time, on June 22, 2009
Place:	Westchester Marriott, 670 White Plains Road, Tarrytown, NY 10591
Items of Business:	(1) To elect two Class I directors for a term expiring on the date of our 2012 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
(2) To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009.
(3) To consider such other business as may properly come before the 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting").
Adjournments and Postponements:	Any action on the items of business described above may be considered at the 2009 Annual Meeting at the time and on the date specified above or at any time and date to which the 2009 Annual Meeting may be properly adjourned or postponed.
Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics as of the close of business on April 24, 2009.
Meeting Admission:	You are entitled to attend the 2009 Annual Meeting only if you were an Acorda Therapeutics stockholder as of the close of business on the record date or hold a valid proxy for the 2009 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated prior to April 24, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2009 Annual Meeting.
Voting:	Your vote is very important. Whether or not you plan to attend the 2009 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you received your proxy materials electronically, you may submit your proxy over the internet or by telephone by following the instructions provided in the Notice of Annual Meeting and Internet Availability. If you receive your proxy materials by mail, you may submit your proxy by completing, signing, dating and returning your proxy card or voting instructions card in the pre-addressed envelope provided. For specific instructions on how to vote, please refer to the "Questions and Answers" section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors
Jane Wasman Executive Vice President, General Counsel and Corporate Secretary

April 30, 2009

i

ACORDA THERAPEUTICS, INC.
PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2009

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Q:
Why am I receiving these materials?

A:
The Board of Directors (the "Board") of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this proxy statement as "we," "us," "our," the "Company" or "Acorda Therapeutics"), is providing these proxy materials to you in connection with our 2009 Annual Meeting of Stockholders (the "2009 Annual Meeting"), which will take place on June 22, 2009. As a stockholder on the Record Date (as defined below), you are invited to attend the 2009 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the "Proxy Statement").

Q:
How do I request a paper copy of this Proxy Statement if I have not received one?

A:
As permitted by the Securities and Exchange Commission (the "SEC"), we are delivering our Proxy Statement and Annual Report via the Internet. The Notice of Annual Meeting and Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online or by telephone. If you wish to request a printed or e-mail copy of the Proxy Statement and Annual Report, you should follow the instructions included in the Notice of Annual Meeting and Internet Availability.

Q:
What information is contained in this Proxy Statement?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the 2009 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company's common stock, and certain other required information.

Q:
What items of business will be voted on at the 2009 Annual Meeting?

A:
The items of business scheduled to be voted on at the 2009 Annual Meeting are:

•
The election of two Class I directors for a term expiring on the date of our 2012 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

•
The ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2009 (the "2009 Fiscal Year").

        We will also consider other business that properly comes before the 2009 Annual Meeting.

Q:
How does the Board recommend that I vote?

A:
Our Board recommends that you vote your shares "FOR" the nominees to the Board and "FOR" the ratification of the appointment of KPMG LLP as our independent auditors for the 2009 Fiscal Year.

Q:
Who is entitled to vote at the 2009 Annual Meeting?

A:
Only stockholders of record at the close of business on April 24, 2009 are entitled to vote at the 2009 Annual Meeting. We refer to this date as our "Record Date."

  You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

  On the Record Date, we had 38,011,332 shares of common stock issued and outstanding.

Q:
What are the voting rights of the Company's holders of common stock?

A:
Each outstanding share of the Company's common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.

Q:
What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

    Stockholder of Record

    If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the stockholder of record, and a Notice of Annual Meeting and Internet Availability was sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2009 Annual Meeting.

    Beneficial Owner

    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Annual Meeting and Internet Availability, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2009 Annual Meeting.

    Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2009 Annual Meeting. Your broker, trustee or nominee has enclosed or has previously provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:
How can I attend the 2009 Annual Meeting?

A:
You are entitled to attend the 2009 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2009 Annual Meeting. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the 2009 Annual Meeting will be available for inspection at the 2009 Annual Meeting and for a period of ten days prior to the 2009 Annual Meeting, during regular business hours, at our principal executive office, which is located at 15 Skyline Drive, Hawthorne, New York 10532.

  If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated prior to April 24, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2009 Annual Meeting.

  The 2009 Annual Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time, and you should allow ample time for the check-in procedures.

  Even if you plan to attend the 2009 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2009 Annual Meeting.

Q:
How can I vote?

A:
Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2009 Annual Meeting.

    Internet:    By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card.

    Telephone:    By calling toll-free 1 (800) 690-6903 and following the instructions on the proxy card.

    Mail:    If you receive your proxy materials by mail, by signing, dating, and mailing the enclosed proxy card.

  If you authorize a proxy to vote your shares over the Internet, you should not return your proxy card. The Notice of Annual Meeting and Internet Availability is not a proxy card or ballot.

Q:
How are my votes cast when I return a proxy card?

A:
When you properly authorize a proxy over the Internet, by telephone or by signing or written proxy, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Jane Wasman, our Executive Vice President, General Counsel and Corporate Secretary, as your representatives at the 2009 Annual Meeting. Either Dr. Cohen or Ms. Wasman will vote your shares at the 2009 Annual Meeting as you have instructed them in the proxy. Dr. Cohen and Ms. Wasman are also entitled to appoint substitutes to act on their behalf.

Q:
Can I change my vote?

A:
Yes. You may change your vote at any time prior to the vote at the 2009 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail, telephone or over the Internet (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2009 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than June 19, 2009. Attendance at the 2009 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or if you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2009 Annual Meeting and voting in person.

Q:
Who can help answer my questions?

A:
If you have any questions about the 2009 Annual Meeting or how to vote or revoke your proxy, you should contact our investor relations department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement or voting materials.

Q:
Is my vote confidential?

A:
Proxies, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Registrar and Transfer Company and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Acorda Therapeutics or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q:
How many shares must be present or represented to conduct business at the 2009 Annual Meeting?

A:
The quorum requirement for holding the 2009 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics' common stock entitled to vote must be present in person or represented by proxy at the 2009 Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:
What if a quorum is not present at the 2009 Annual Meeting?

A:
If a quorum is not present or represented at the 2009 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2009 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for more than 30 days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:
How are votes counted?

A:
In the election of the directors, you may vote "FOR ALL" nominees, you may "WITHHOLD ALL" authority to vote for the nominees or you may vote "FOR ALL EXCEPT" which allows you to withhold the authority to vote with respect to a particular nominee. For other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board (in the case of the 2009 Annual Meeting, "FOR" the two nominees to the Board and "FOR" the ratification of the independent auditors, and in the discretion of the proxy holders on any other matters that properly come before the 2009 Annual Meeting).

Q:
What vote is required to approve each of the proposals?

A:
The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2009 Annual Meeting is required to elect the two nominees to the Board. In the election of the directors, the nominees receiving the highest number of "FOR" votes at the 2009 Annual Meeting will be elected. A properly executed proxy marked "FOR ALL EXCEPT" will not be voted with respect to the nominee that you indicate, although it will be counted for purposes of determining whether there is a quorum.

  The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2009 Annual Meeting is required to ratify the appointment of KPMG LLP as our independent auditors for the 2009 Fiscal Year.

  If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:
What happens if a nominee is unable to stand for election?

A:
If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Dr. Cohen and Ms. Wasman, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:
What happens if additional matters are presented at the 2009 Annual Meeting?

A:
Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2009 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Ms. Wasman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2009 Annual Meeting.

Q:
Who will serve as inspector of elections?

A:
Registrar and Transfer Company will tabulate votes and a representative of Registrar and Transfer Company will act as inspector of elections.

Q:
What does it mean if I receive more than one Notice of Annual Meeting and Internet Availability?

A:
If you receive more than one Notice of Annual Meeting and Internet Availability, or more than one set of written proxy materials, it means your shares are not all registered in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access.

Q:
Who will bear the cost of soliciting votes for the 2009 Annual Meeting?

A:
Acorda Therapeutics is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to stockholders.

Q:
Where can I find the voting results of the 2009 Annual Meeting?

A:
We intend to announce preliminary voting results at the 2009 Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of the 2009 Fiscal Year.

Q:
What if I have questions for Acorda Therapeutics' transfer agent?

A:
Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Telephone: (908) 497-2300

Q:
What is the deadline for submitting proposals for inclusion in Acorda Therapeutics' proxy statement for the 2010 Annual Meeting of Stockholders?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2010 Annual Meeting of Stockholders, by submitting their proposals to us no later than the

  120th day prior to the anniversary of the date of these proxy materials, December 31, 2009. Any proposal so submitted must comply with the rules of the Securities and Exchange Commission.

  For more information on how to submit proposals, see the section titled "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders" at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals.

Q:
What is the deadline for submitting proposals to be presented on the floor of the 2010 Annual Meeting of Stockholders and not in Acorda Therapeutics' proxy statement or to nominate individuals to serve as directors?

A:
Under our Amended and Restated Bylaws (the "Amended and Restated Bylaws"), a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Amended and Restated Bylaws and be received by us at our principal executive office at 15 Skyline Drive, Hawthorne, New York 10532, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal on or after February 22, 2010 and prior to March 24, 2010, unless the date of the Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days from the anniversary date of the 2009 Annual Meeting.

  For more information on how to submit proposals, see the section titled "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders" at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Board currently consists of nine members and is divided into three classes. Each class holds office for a term of three years. These classes currently consist of three authorized members in each of Classes I, II and III, whose terms expire at the 2009, 2010, and 2011 Annual Meetings, respectively.

        Barclay A. Phillips, a current Class I director, notified the Board in February 2009, that, due to personal and professional commitments, he would not stand for re-election when his term expired at the 2009 Annual Meeting. Following that notice, in February 2009, the Board adopted resolutions, effective immediately prior to the 2009 Annual Meeting, to (i) reduce the authorized number of directors from nine to eight, and (ii) reduce the number of authorized Class I directors from three to two.

        This year's nominees for director, Barry Greene and Ian Smith, have been nominated by the Board for a term of three years expiring on the date of our 2012 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Mr. Green and Mr. Smith are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

        If any of those candidates should become unavailable for election, the shares represented by the proxies solicited for the 2009 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Mr. Greene or Mr. Smith will not be a candidate for director at the 2009 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted "FOR" the election of Mr. Greene and Mr. Smith.

        The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2009 Annual Meeting.

        Certain information concerning the nominees and those directors whose terms of office will continue following the 2009 Annual Meeting is set forth below.

Recommendation of the Board of Directors

  The Board of Directors recommends that the stockholders vote for Proposal One.

        The following table sets forth information as of December 31, 2008 with respect to our directors and nominees for election at the 2009 Annual Meeting.

Name	Age	Position(s)
Ron Cohen, M.D.	53	President, Chief Executive Officer, and Director
Barry Greene(1)	45	Director and Nominee
John P. Kelley(1)	55	Director
Sandra Panem, Ph.D.(2),(4)	62	Director
Barclay A. Phillips(3),(4),(5)	46	Director
Lorin J. Randall(2),(3),(4)	65	Director
Steven M. Rauscher(1),(2)	55	Director
Ian Smith(3)	43	Director and Nominee
Wise Young, Ph.D., M.D.	59	Director

(1)
Member of our Compliance Committee.

(2)
Member of our Compensation Committee.

(3)
Member of our Audit Committee.

(4)
Member of our Nominations and Governance Committee ("Nominations Committee").

(5)
Not standing for re-election.

Nominees Standing for Election for the Term Expiring in 2012—Class I Directors

        Barry Greene has been a member of our Board since January 2007. Mr. Greene currently serves as President and Chief Operating Officer of Alnylam Pharmaceuticals, Inc. Mr. Greene joined Alnylam in September 2003, bringing over 15 years of experience in the healthcare industries and in consulting. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., where he led the company's global strategy and execution for its oncology business including strategic business direction and execution, culminating in the successful approval and launch of VELCADE (bortezomib) in mid-2003. Prior to joining Millennium in February 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene's past experiences included being Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck); Vice President Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and, partner of Andersen Consulting, responsible for the pharmaceutical/biotechnology marketing and sales practice. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and serves as a Senior Scholar at Duke University, Fuqua School of Business.

        Ian Smith has been a member of our Board since February 2007. Mr. Smith currently serves as Executive Vice President and Chief Financial Officer of Vertex Pharmaceuticals, Inc., a position he has held since February 2006. From November 2003 to February 2006, he was Senior Vice President and Chief Financial Officer, and from October 2001 to November 2003, he served as Vice President and Chief Financial Officer, at Vertex. From 1999 to 2001, Mr. Smith served as a partner in the Life Science and Technology Practice Group of Ernst & Young LLP. Mr. Smith initially joined Ernst & Young's U.K. firm in 1987, and then joined its Boston office in 1995. Mr. Smith currently is a member of the boards of directors of Predix Pharmaceuticals, Inc. and TolerRx Inc. Mr. Smith holds a B.A. in accounting and finance from Manchester Metropolitan University, U.K., is a member of the American Institute of Certified Public Accountants and is a Chartered Accountant of England and Wales.

Directors Whose Terms Expire in 2010—Class II Directors

        John P. Kelley has been a member of our Board of Directors since December 2008. Mr. Kelley is the President and Chief Operating Officer of The Medicines Company, a pharmaceutical company providing acute care hospital products worldwide. He also serves on The Medicines Company's board of directors. From 2000 to 2004, Mr. Kelley held a series of positions at Aventis, a global pharmaceutical company, including Senior Vice President, Global Marketing and Medical, where he was accountable for worldwide brand management. Prior to the formation of Aventis, he held a series of positions at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals, including, from 1998-1999, Vice President, Commercial Director, U.S. and, from 1995 to 1998, Vice President of Marketing. Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University.

        Sandra Panem, Ph.D., has been a member of our Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior thereto, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and Ph.D. in microbiology from the University of

Chicago. Dr. Panem currently serves on the boards of directors of Labcyte, Inc., GenomeQuest, Inc., and MDx Medical, Inc.

        Wise Young, Ph.D., M.D., has been a member of our Board and of our scientific advisory board since the founding of the company in 1995. Dr. Young has been at Rutgers University since 1997, where he serves as Professor and Chair of the Department of Cell Biology and Neuroscience, Professor II and Director of the Neuroscience Center and founder of the W.M. Keck Center for Neuroscience. Dr. Young is one of the preeminent scientists in the fields of spinal cord injury (SCI) and neurotrauma, SCI animal models, and the pharmacological therapy of SCI. He was the Principal Investigator for the Multicenter Animal Spinal Cord Injury Study, funded by the National Institutes of Health; is editor-in-chief of Current Concepts in Critical Care and Trauma; and serves on numerous editorial boards, including those of Experimental Neurology, Journal of Neurotrauma, Brain Research and Stroke. Dr. Young has received the Wakeman Award for Research in Neurosciences, and a Jacob Javits Neuroscience Award from the National Institute of Neurological Disorder and Stroke. He is also a member of the Scientific Advisory Council of the American Paralysis Association and of the National Acute Spinal Cord Injury Study executive committee. Dr. Young received a B.A. in biology and chemistry from Reed College, a Ph.D. in physiology and biophysics from the University of Iowa and an M.D. from Stanford University.

Directors Whose Terms Expire 2011—Class III Directors

        Ron Cohen, M.D., has served as our President and Chief Executive Officer since he founded Acorda Therapeutics in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation uses. Dr. Cohen received his B.A. degree with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed a residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen previously was Chairman Emeritus of the board of the New York Biotechnology Association. He also serves as a member of the Health Care Governing Body and the Emerging Company Section of the board of the Biotechnology Industry Organization (BIO), and as a member of the Columbia-Presbyterian Health Sciences Advisory Council. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association's "Spinal Cord Injury Hall of Fame."

        Lorin J. Randall has been a member of our Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from 2004 to 2006. From 2002 to 2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc. a publicly traded manufacturer of semiconductor manufacturing equipment. Mr. Randall previously served on the board of Quad Systems Corporation, a publicly-traded manufacturer of electronics manufacturing equipment where he served as Chairman of the Audit Committee. He currently serves on the Boards of Directors of Athersys, Inc., Nanosphere, Inc., Tengion Inc., Point 5 Technologies, Inc. and RapidMicro BioSystems, Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University.

        Steven M. Rauscher has served on our Board since March 2005. He is President and CEO of Oscient Pharmaceuticals Corporation, a commercial stage biopharmaceutical company. He joined Oscient in 2000 having served as a member of the Board of Directors since 1993. Previously, Mr. Rauscher was CEO of AmericasDoctor, a company providing clinical research services to the pharmaceutical industry. Prior to AmericasDoctor, he held a number of leadership positions at Abbott Laboratories, including Vice President of Corporate Licensing, Vice President of Business

Development, International Division and Vice President of Sales, U.S. Pharmaceuticals. Mr. Rauscher received a B.S. from Indiana University and an M.B.A. from the University of Chicago.

Director Independence

        The Board has determined that Mr. Greene, Mr. Kelley, Dr. Panem, Mr. Phillips, Mr. Randall, Mr. Smith, Mr. Rauscher, and Dr. Young are "independent directors" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards (each an "Independent Director").

Attendance at Board and Committee Meetings

        Our Board met seven times during 2008, excluding committee meetings. All of the directors attended at least 75% of all Board meetings and meetings of the committees on which they serve. Although we have no formal policy with respect to director attendance at our annual meetings of stockholders, we encourage our directors to attend.

Committees of the Board of Directors

        The Board has established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee ("Nominations Committee") and a Compliance Committee, each of which is comprised solely of Independent Directors. The following lists the members of each committee as well as the primary responsibilities of each committee.

  Audit Committee and Audit Committee Financial Experts

        Our Audit Committee currently consists of three members: Mr. Smith (Chair), Mr. Phillips and Mr. Randall. Mr. Smith, Mr. Phillips and Mr. Randall each qualify as an "audit committee financial expert" as that term is defined in Item 407(d) of Regulation S-K of the Securities Act.

        Our Audit Committee is responsible for:

  •
  approving and retaining the independent auditors to conduct the annual audit of our books and records;

  •
  reviewing the proposed scope and results of the audit;

  •
  reviewing and pre-approving the independent auditors' audit and non-audit services rendered;

  •
  approving the audit fees to be paid;

  •
  reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

  •
  reviewing and approving transactions between us and our directors, officers and affiliates;

  •
  recognizing and preventing prohibited non-audit services;

  •
  establishing procedures for complaints received by us regarding accounting matters; and

  •
  overseeing internal audit functions when implemented.

        All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by our Audit Committee. KPMG LLP currently serves as our independent auditor. Our Board has adopted a written charter for the Audit Committee that is available on our website, www.acorda.com under "Corporate Governance—Committee Charters." The Audit Committee met six times (including joint meetings with the Compliance Committee) in 2008.

  Compensation Committee

        Our Compensation Committee consists of three members: Mr. Randall (Chair), Dr. Panem, and Mr. Rauscher. Our Compensation Committee is responsible for:

  •
  reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including the compensation for our president and chief executive officer;

  •
  establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; and

  •
  administering our stock incentive plan and annual cash bonus program.

        Our Board has adopted a written charter for the Compensation Committee that is available on our website, www.acorda.com under "Corporate Governance—Committee Charters." The Compensation Committee met seven times in 2008.

  Nominations Committee

        Our Nominations Committee consists of three members: Dr. Panem (Chair), Mr. Phillips and Mr. Randall. The Nominations Committee is responsible for:

  •
  identifying potential candidates to serve on our Board;

  •
  overseeing an annual evaluation of the Board;

  •
  evaluating the composition, size, structure and practices of the Board and monitoring the independence of Board members and the overall Board composition; and

  •
  considering and making recommendations to the Board relating to the practices, policies and performance of the Board and corporate governance.

        Our Board has adopted a written charter for the Nominations Committee that is available on our website, www.acorda.com under "Corporate Governance—Committee Charters." The Nominations Committee met twice in 2008.

  Compliance Committee

        Our Compliance Committee, which was established in May 2008, currently consists of three members: Mr. Greene (Chair), Mr. Kelley and Mr. Rauscher. The Compliance Committee is responsible for overseeing our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. Our Board has adopted a written charter for the Compliance Committee that is available on our website, www.acorda.com under "Corporate Governance—Committee Charters." The Compliance Committee met four times (including joint meetings with the Audit Committee) in 2008.

Director Qualifications and Director Nomination Process

  Qualifications for Director Candidates

        The Nominations Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. As a result, the priorities and emphasis of the Nominations Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. At the same time, the Nominations Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. We therefore seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, health care, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominations Committee and the Board believe all prospective director candidates must possess in order to be recommended to the Board, including:

  •
  a commitment to professional integrity and ethics;

  •
  demonstrated leadership ability and the ability to exercise sound business judgment;

  •
  independence from conflict or direct economic relationship with the Company; and

  •
  a willingness to devote the required amount of time to attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

        Other than the foregoing, there are no stated minimum criteria for director candidates. The Nominations Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of "independent director" under the Nasdaq Global Market qualification standards and that director candidates also meet the specific requirements set forth in the rules of the Nasdaq Global Market and in the rules of the SEC regarding membership on committees of the Board.

        In considering re-nomination criteria, the Nominations Committee reviews each director's past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director's qualifications and skills are consistent with the Company's current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations Committee will identify the skills and experience desired in a new director candidate.

  Identification and Evaluation of Director Candidates

        The Nominations Committee uses a variety of methods for identifying director candidates. The Nominations Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations Committee for such candidates. The Nominations Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, the Nominations Committee will also consider candidates recommended by stockholders.

        The Nominations Committee regularly assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations Committee as a potential director candidate, the Nominations Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board's own knowledge of the prospective director candidate, and whether the prospective director candidate could satisfy the minimum criteria established by the Nominations Committee. The Nominations Committee then decides whether to do a comprehensive evaluation of a prospective director candidate, which includes one or more interviews with the candidate. In addition, the Nominations Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. After completing its evaluation, the Nominations Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

  Stockholder Recommendations of Director Candidates

        The Nominations Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders. The Nominations Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Amended and Restated Bylaws and described in this Proxy Statement in the section titled "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders." Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations Committee in the same manner as the Nominations Committee's nominees.

Stockholder Communication with the Board of Directors

        Stockholders may communicate with the Board by sending a letter to Acorda Therapeutics Board of Directors c/o Corporate Secretary, 15 Skyline Drive, Hawthorne, New York 10532. The Corporate Secretary will receive and review all correspondence and forward it to the President and Chief Executive Officer, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

        Our outside director compensation policy includes two components: (i) a cash component consisting of a base retainer for services as a director and additional cash retainers for service as a chair or a member of a committee, and (ii) an equity component consisting of an initial stock option grant and an annual stock option grant.

        The amount of each cash retainer payable under the outside director compensation policy is set forth in the table below. In addition, each person who becomes an outside director receives an initial stock option grant for 25,000 shares of our common stock. Individuals who became directors prior to August 2007 received an initial stock option to purchase a number of shares of our common stock equal to two times the annual total cash retainers payable to such individual divided by the exercise price. All directors receive an annual stock option grant for 10,000 shares of our common stock, which is granted on the date of the annual meeting of stockholders in each year. Any director who has served for less than a year at the time of an annual meeting of stockholders will receive an annual stock option grant that is prorated for the portion of the next year following the vesting of the initial stock option. All options vest over a one-year period in equal quarterly installments, have a term of ten years and will have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant).

        Directors are also reimbursed for appropriate expenses related to their service on our board of directors. Upon an outside director's termination of membership on our Board, all vested stock options remain exercisable for 12 months, or such longer period as the board of directors may determine in its discretion, to the extent consistent with Section 409A.

        Our compensation policy for outside directors, as adopted in August 2007, is set forth below.

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$25,000	25,000 shares	10,000 shares
Lead Director/Chair	45,000	—	—
Audit Committee Chair	15,000	—	—
Compensation Committee Chair	12,000	—	—
Compliance Committee Chair	12,000	—	—
Nominations Committee Chair	10,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	7,000	—	—
Compliance Committee Member	7,000	—	—
Nominations Committee Member	6,000	—	—

2008 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)(1)
Barry Greene(2)	$37,000	$165,328	$202,328
John P. Kelley(2)	8,527	26,974	35,501
Sandra Panem, Ph.D.(3),(4),(5)	42,223	163,191	205,414
Barclay A. Phillips(4),(6),(7)	41,000	163,191	204,191
Lorin J. Randall(3),(4),(6)	52,332	205,734	258,066
Steven M. Rauscher(2),(3)	38,777	213,461	252,238
Ian Smith(6)	38,887	167,042	205,929
Wise Young, Ph.D., M.D.	26,559	163,191	189,750

(1)
The method and assumptions used to calculate the value of the options granted to our directors are discussed in note 2 to our financial statements. The following lists the grant date fair value of each award made to non-employee directors during 2008: Mr. Greene, $142,100; Mr. Kelley, $273,500, Dr. Panem, $142,100; Mr. Phillips, $142,100; Mr. Randall, $142,100; Mr. Rauscher, $142,100; Mr. Smith, $142,100 and Dr. Young, $142,100. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2008 were as follows: Mr. Greene, 23,740 shares; Mr. Kelley, 25,000, Dr. Panem, 25,774 shares; Mr. Phillips, 21,206 shares; Mr. Randall, 54,186 shares; Mr. Rauscher, 53,784 shares; Mr. Smith, 23,231 shares; and Dr. Young, 21,086 shares.

(2)
Member of our Compliance Committee.

(3)
Member of our Compensation Committee.

(4)
Member of our Nominations Committee.

(5)
Dr. Panem's compensation is paid to CAP Advisory Services, LLC.

(6)
Member of our Audit Committee.

(7)
Mr. Phillips is required by contractual agreements governing the limited partnerships (the "Partnerships") with which he is affiliated, to remit any and all compensation received by him, from entities in which the Partnerships are investors, to the Partnerships for the benefit of all limited partners.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of March 15, 2009, with respect to the beneficial ownership of our common stock by:

  •
  each person who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, the address for each person or entity named below is c/o Acorda Therapeutics, Inc., 15 Skyline Drive, Hawthorne, New York 10532.

        Beneficial ownership is determined on the basis of the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2009 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The percentage of beneficial ownership is based on 37,818,815 shares of common stock outstanding on March 15, 2009.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
Fidelity Entities(1)	5,657,226	15.0%
Invus Public Equities, L.P.(2)	2,427,100	6.4%
Janus Capital Management(3)	1,872,460	5.0%
Executive Officers and Directors
Ron Cohen, M.D.(4)	913,219	2.4%
David Lawrence, M.B.A.(5)	148,775	*
Andrew R. Blight, Ph.D.(6)	219,588	*
Jane Wasman, J.D.(7)	161,395	*
Thomas C. Wessel, M.D., Ph.D.(8)	28,006	*
Barry Greene(9)	21,240	*
John P. Kelley(10)	6,250	*
Sandra Panem, Ph.D.(11)	443,827	1.2%
Barclay Phillips(12)	327,507	*
Lorin J. Randall(13)	51,686	*
Steven Rauscher(14)	51,284	*
Ian Smith(15)	20,731	*
Wise Young, Ph.D., M.D.(16)	35,893	*
All directors and executive officers as a group (13 persons)	2,429,401	6.2%

    *
    Less than 1%.

    (1)
    Based on a Schedule 13G filed with the SEC on February 17, 2009 (the "Fidelity 13G"), by FMR Corp. ("FMR") and Edward C. Johnson III, FMR owns 5,656,826 shares of common stock. According to the Fidelity 13G, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, is the beneficial owner of 5,656,826 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Funds"). Mr. Johnson and FMR, through its control of Fidelity and the Fidelity Funds each has sole power to dispose of the 5,656,826 shares of common stock owned by the Fidelity Funds. Neither FMR nor Mr. Johnson has sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 400 shares and sole power to vote or to direct the voting of 400 shares of Common Stock owned by the institutional accounts managed by PGATC. The address of principal business office for FMR and Mr. Johnson is 82 Devonshire Street, Boston, MA, 02109.

    (2)
    Based on a Schedule 13G filed with the SEC on February 17, 2009, by Invus Public Equities, L.P., Invus Public owns and has sole voting and dispositive power over 2,427,100 shares of common stock and Invus Public Equities, L.P. owns and has sole voting and dispositive power over 2,427,100 shares of common stock. The address of principal business office Invus Public Equities, L.P. is 750 Lexington Avenue, 30th Floor, New York, NY 10022.

    (3)
    Based on a Schedule 13G filed with the SEC on February 17, 2009, by Janus Capital Management LLC ("Janus Capital") is the manager of Janus Capital and consequently may be deemed to have voting control and investment discretion over securities owned by Janus Capital. Janus Capital, as the manager of Intech Investment Management ("INTECH") and Perkins Investment Management LLC ("Perkins") may also be deemed to beneficially own the shares of common stock beneficially owned Janus Capital. As a result of its role as investment advisor or sub-advisor to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 1,872,460 shares of common stock held by such Management Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address of principal business for Janus Capital Management LLC is 151 Detroit Street, Denver, CO, 80206.

    (4)
    Includes 734,835 shares of common stock issuable upon exercise of stock options and 178,384 restricted shares.

    (5)
    Includes 130,509 shares of common stock issuable upon exercise of stock options and 18,266 restricted shares.

    (6)
    Includes 3,368 shares of common stock, 174,273 shares of common stock issuable upon exercise of stock options and 41,947 restricted shares.

    (7)
    Includes 122,731 shares of common stock issuable upon exercise of stock options and 38,664 restricted shares.

    (8)
    Includes 406 shares of common stock issuable upon exercise of stock options and 27,600 restricted shares.

    (9)
    Includes 21,240 shares of common stock issuable upon exercise of stock options.

    (10)
    Includes 6,250 shares of common stock issuable upon exercise of stock options.

    (11)
    Includes 1,630 shares of common stock, 21,351 shares of common stock issuable upon exercise of stock options and 369,188 shares beneficially owned by Cross Atlantic Partners IV, K/S and 51,658 shares owned by Nordea Bank Danmark A/S. Cross Atlantic has voting and dispository authority over the shares owned Nordea Bank. Dr. Panem is a partner of Cross Atlantic Partners and exercises investment and voting power over these shares. Dr. Panem disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.

    (12)
    Includes 18,706 shares of common stock issuable upon exercise of stock options, 231,604 shares beneficially owned by Vector Later-Stage Equity Fund II (QP), L.P., and 77,197 shares beneficially owned by Vector Later-Stage Equity Fund II, L.P. Mr. Phillips is a Managing Director of Vector Fund Management and exercises investment and voting power over these shares. Mr. Phillips disclaims beneficial ownership of these shares. The address of Vector Fund Management is 1751 Lake Cook Road, Suite 350, Deerfield, IL 60015.

    (13)
    Includes 51,686 shares of common stock issuable upon exercise of stock options.

    (14)
    Includes 51,284 shares of common stock issuable upon exercise of stock options.

    (15)
    Includes 20,731 shares of common stock issuable upon exercise of stock options.

    (16)
    Includes 13,461 shares of common stock, 18,586 shares of common stock issuable upon exercise of stock options and 3,846 restricted shares.

 INFORMATION CONCERNING EXECUTIVE OFFICERS

        Set forth below is information regarding each individual serving as an executive officer as of April 15, 2009.

Name	Age	Position(s)
Ron Cohen, M.D.	53	President, Chief Executive Officer and Director
Andrew R. Blight, Ph.D.	58	Chief Scientific Officer
David Lawrence, M.B.A.	51	Chief Financial Officer
Jane Wasman, J.D.	52	Executive Vice President, General Counsel and Corporate Secretary
Thomas C. Wessel, M.D., Ph.D.	53	Chief Medical Officer

        Ron Cohen, M.D., is President, CEO and founder of Acorda Therapeutics, Inc., a public biotechnology company developing therapies for spinal cord injury, multiple sclerosis and other disorders of the central nervous system. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation uses. Dr. Cohen received his B.A. degree with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed a residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen previously was Chairman Emeritus of the board of the New York Biotechnology Association. He also serves as a member of the Health Care Governing Body and the Emerging Company Section of the board of the Biotechnology Industry Organization (BIO), and as a member of the Columbia-Presbyterian Health Sciences Advisory Council. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association's "Spinal Cord Injury Hall of Fame."

        Andrew R. Blight, Ph.D., has been our Chief Scientific Officer since January 2004 and previously served as our Executive Vice President, Research and Development from 2000 to 2004, and Vice President, Research and Development, from 1998 to 2000. Prior to joining Acorda Therapeutics, Dr. Blight spent approximately six years as Professor and Director of the Neurosurgery Research Laboratory at the University of North Carolina at Chapel Hill. Dr. Blight held prior academic positions at Purdue University and New York University. Dr. Blight is a leader in SCI pathophysiology research and has made several important contributions to the field, particularly on the role of demyelination in SCI. He also pioneered the therapeutic application of 4-AP in SCI animal models and in human clinical trials. Dr. Blight is a member of the editorial board of the Journal of Neurotrauma and has served as a member of the NIH NSDA review committee. He was previously Secretary, Treasurer and Vice President of the National Neurotrauma Society. Dr. Blight received his B.S. in Zoology and his Ph.D. in Zoology/Neurobiology from the University of Bristol, U.K.

        David Lawrence, M.B.A., has been our Chief Financial Officer since January 2005. He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001. From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc. including Vice President and Controller. Prior to Tel-Air, he held financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively. Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A in Finance from Iona College. Mr. Lawrence is a founding member and currently serves on the board of directors as Treasurer of The Brian Ahearn Children's Fund.

        Jane Wasman, J.D., has been our Executive Vice President, General Counsel and Corporate Secretary since May 2004. From 1995 to 2004, Ms. Wasman held various leadership positions at Schering-Plough Corporation, including Staff Vice President and Associate General Counsel responsible for legal support for U.S. Pharmaceuticals operations, including sales, marketing and compliance; FDA regulatory matters; global research and development; and corporate licensing and business development. She served as Staff Vice President, International in 2001 and as Staff Vice President, European Operations—Legal from 1998 to 2000. Previously, Ms. Wasman specialized in litigation at Fried, Frank, Harris, Shriver & Jacobson. She also served as Associate General Counsel to the U.S. Senate Committee on Veteran's Affairs. Ms. Wasman graduated Magna Cum Laude and Phi Beta Kappa from Princeton University and earned her J.D. from Harvard Law School. Ms. Wasman is a member of the board of directors of the New York Biotechnology Association.

        Thomas Wessel, M.D., Ph.D., joined the Company as Chief Medical Officer in November 2008 and has responsibility for the Company's Clinical Development and Operations, Regulatory Affairs, Biostatistics, Data Management and Drug and Safety functions. Previously, Dr. Wessel was Senior Vice President of Clinical Research at Sepracor, Inc. where he led the central nervous system and respiratory medicine development teams, including clinical research and operations, clinical pharmacology, drug safety and medical writing. During this time, he served as the medical director for the Lunesta (eszopiclone) development program and helped establish partnerships for this product in the EU. Before joining Sepracor, Dr. Wessel worked on several CNS projects at Janssen Pharmaceuticals (a subsidiary of Johnson & Johnson), including Global Medical Leader for lubeluzole, a neuroprotective agent tested in acute ischemic stroke and traumatic brain injury. Dr. Wessel received his M.D. from the University of Munich School of Medicine and completed his Ph.D. in experimental neurobiology at the Max-Planck-Institute for Psychiatry in Martinsried, Germany. He completed his residency in neurology at New York Hospital and Memorial Sloan-Kettering Cancer Center (Cornell University Medical Center) and remained on the faculty in the Department of Neurology and Neuroscience until 1995.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Lorin J. Randall
Sandra Panem, Ph.D.
Steven M. Rauscher

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the section titled "Executive Compensation").

Compensation Philosophy and Objectives

        The primary objective of our compensation program, including compensation for our Named Executive Officers, is to provide competitive, market-based total compensation tied to Company, individual and team performance and aligned with stockholder interests. It is designed to tie annual and long-term cash and stock incentives to the achievement of established goals and to align executives' incentives with the creation of value for our stockholders. To achieve these objectives, the Compensation Committee strives to implement and maintain compensation plans that tie a substantial portion of executives' overall compensation to key strategic goals. For example, each Named Executive Officer's cash bonus and equity awards are primarily dependent, respectively, on performance in achieving established corporate goals and anticipated impact on future increases in shareholder value. The Compensation Committee also evaluates individual executive performance with the goal of setting compensation at levels that the Committee believes are comparable with the levels of executive compensation at other companies in the biotechnology/biopharmaceutical industry of similar size and stage of development, while taking into account each executive's relative performance and our strategic goals.

        A further objective of our compensation program is to attract and retain highly talented, qualified executives who are dedicated to our mission and culture. We also endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

Setting Executive Compensation

        With the objectives described above in mind, the Compensation Committee retained Arnosti Consulting Inc. ("Arnosti Consulting") to conduct a review of the total compensation program for our Named Executive Officers, as well as for other employees. Arnosti Consulting also provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. The Compensation Committee reviews several salary surveys when making compensation decisions, including surveys produced by Radford Surveys + Consulting and Equilar, Inc. The Compensation Committee also reviews a competitive analysis of relevant peers that compares each element of total compensation against a group of biotechnology/biopharmaceutical companies. The companies used in this analysis are companies against which the Compensation Committee believes we compete both for talent and for stockholder investment. Comparable companies are also chosen based on revenues and size of employee population. For the 2008 year-end compensation determinations, 17 comparable companies were used as a basis for comparing base salaries and for comparison of long-term incentive plans. These companies include Cubist Pharmaceuticals, Inc., Genomic Health, Inc., ISIS Pharmaceuticals, Inc., The Medicines Company, Progenics Pharmaceuticals, Inc. and Viropharma, Inc., among others.

Elements of Compensation

        The compensation of Named Executive Officers consists of the following elements:

        Base Salary:    Base salaries for our Named Executive Officers are established taking into account the scope of the executive's responsibilities, the individual's qualifications and experience and the compensation paid by comparable biotechnology/biopharmaceutical companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

        Base salaries are reviewed annually as part of our performance review process. The goal of our annual merit increase program is to provide increases in base salary, where appropriate, based upon current position and experience, past year's performance and past year's contributions to the company. Merit increase guidelines are determined each year typically based on external economic and competitive compensation trends, although other elements, such as the Company's overall resources, may be a factor. For 2008 salaries, this review occurred in the fourth quarter of 2007 and the first quarter of 2008, with new salaries taking effect as of January 1, 2008.

        During this review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

  •
  market data gathered both internally and by the Compensation Committee and its outside consultant;

  •
  review of each executive's compensation, both individually and relative to other officers; and

  •
  individual past year's performance and past year's contributions to the Company.

        Based on the criteria listed above, base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for approval. Once approved by the Compensation Committee, the recommendations are then presented to the full Board for final approval. The Compensation Committee recommends a base salary for the President and Chief Executive Officer to the full Board for approval.

        Cash Bonus Program:    In addition to base salaries, we believe that performance-based cash bonuses play an important role in providing incentives to our Named Executive Officers to achieve defined annual goals. In the fourth quarter, the Board works collaboratively with management to develop a detailed set of overall corporate performance goals tied to the next year's operating plan. For 2008, seven corporate goals were established and used as a basis of awarding cash bonuses. These goals and their respective weightings fell into the following categories, with the most substantial weight being given to the first two goals below:

  •
  Fampridine-SR clinical development and regulatory goals

  •
  Pre-launch activities in connection with possible approval of Fampridine-SR

  •
  Zanaflex sales target

  •
  Preclinical activities

  •
  Business development goals

  •
  Financial performance

  •
  Organizational and personnel goals.

        These goals, as well as individual and team goals, are weighted in developing a program that can be utilized to measure performance at year-end. Bonus amounts are generally set near the median for target bonus amounts for comparable companies, based both on our internal research and the information provided by the Compensation Committee's outside consultant. Each bonus target is a percentage of actual base salary. The President and Chief Executive Officer has a bonus target of 50% of base salary, which is 100% attributed to Company performance. All other Named Executive Officers have a bonus target of 30% to 40%, with 80% attributed to Company performance and 20% attributed to individual and team performance. Based on the overall percentage of achievement determined by the Board and the individual and team performance level of each executive, bonuses may be above or below target bonus amounts at the discretion of the Board. During the first quarter of the following year, the Board, upon recommendation of the Compensation Committee, determines the actual bonus amounts based on the criteria described above. Bonuses are paid to our Named Executive Officers in the first quarter of the following year.

        In February 2009, the Compensation Committee and the Board determined that corporate performance in 2008 merited a 90% achievement of the corporate goals for 2008. Based on the bonus targets approved earlier in the year, as well as the individual and team performance of each executive, this percentage of achievement resulted in cash bonuses for the Named Executive Officers as follows: 45% of the 2008 salary paid to the President and Chief Executive Officer, 37.8% of the 2008 salary paid to the Chief Scientific Officer, 32.3% of the 2008 salary paid to the Chief Financial Officer, and 33.6% of the 2008 salary paid to the Executive Vice President, General Counsel and Corporate Secretary.

        Equity Awards:    We believe that providing a significant portion of our Named Executive Officers' total compensation package in stock options and other equity awards, such as restricted stock, aligns the incentives of our executives with the interests of our stockholders and with our long-term success. The Compensation Committee and the Board develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate and adequately reward the executive officers. This judgment is based on benchmarking information provided both by the Company and by the Compensation Committee's outside compensation consultant and also includes a recommendation by the President and Chief Executive Officer for all vice presidents and above, including the Named Executive Officers.

        We grant equity awards under our 2006 Employee Incentive Plan, as amended, which serves as the successor to the Company's 1999 Employee Stock Option Plan, as amended. This plan was adopted by our Board to permit the grant of stock options, stock appreciation rights, restricted stock, performance shares and other share-based awards to our directors, officers, employees, independent contractors, agents and consultants.

  Stock Options

        Stock Options are granted to our Named Executive Officers in order to provide incentives for long-term creation of stockholder value. Stock options only have value to the extent that the price of Acorda Therapeutics' common stock appreciates relative to the exercise price. The exercise price is the market price of our common stock on the Nasdaq Global Market at the close of business on the date of grant. The Compensation Committee generally reviews the stock option position of each Named Executive Officer on an annual basis.

        Stock option grants are approved by the Compensation Committee and generally by the full Board as well. With respect to option grants to our Named Executive Officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee. The Compensation Committee recommends stock option grants for the President and Chief Executive Officer to the full Board for approval. Stock option grants are typically approved in the first quarter of the following year, based on the individual's contribution to the Company's performance and based largely on anticipated future contributions to the creation of stockholder value. Options typically vest quarterly over four years and have a ten-year term. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

        The Company calculates the accounting cost of equity-based long-term incentive awards under SFAS No. 123 (Revised 2004) ("SFAS 123R"), Share Based Payment. As such, the grant date accounting fair value, which is fixed at date of grant, is expressed over the vesting period. Consistent with the SEC regulations, the 2008 compensation expense associated with any outstanding equity grants for our Named Executive Officers is presented in the Summary Compensation Table.

        Total outstanding unexercised stock options grants are shown in the Outstanding Equity Awards at December 31, 2008 table. The ultimate value to the employee is determined at the time of exercise.

  Restricted Stock

        Restricted stock has also been granted to provide long-term incentive creation of stockholder value and to retain top-performing and critical employees. Restricted stock awards may work in conjunction with stock option grants to provide long-term incentives to executive officers. Restricted stock grants are approved by the Compensation Committee and generally by the full Board as well. With respect to restricted stock grants to our Named Executive Officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee. Restricted stock grants are subject to periodic vesting, with the applicable vesting schedules determined by the Board after a recommendation from the Compensation Committee.

        The Company calculates the accounting cost of equity-based long-term incentive awards under SFAS 123R Share Based Payment. As such, the grant date accounting fair value, which is fixed at date of grant, is expressed over the vesting period. Consistent with the SEC regulations, the 2008 compensation expense associated with any outstanding equity grants for the officers is presented in the Summary Compensation Table.

        Total outstanding unvested restricted shares held by our Named Executive Officers are shown in the Outstanding Equity Award at December 31, 2008 table.

        In March 2009, on the recommendation of the Compensation Committee, and following discussion by the full Board, the Board approved equity awards for each of our Named Executive Officers based on their 2008 performance the Company's performance during that year and the anticipated future contributions to the creation of stockholders value. These awards included a combination of restricted stock and options. The stock options vest quarterly in equal installments over four years and have an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on March 2, 2009 (the grant date) and expire ten years after the grant date. The restricted stock granted to our current Named Executive Officers on March 2, 2009, is subject to vesting in three installments as follows: one-third on December 1, 2009, one-third on December 1, 2010 and one-third on December 1, 2011.

        The specific number of shares covered by these awards were as follows: Ron Cohen, President and Chief Executive Officer, an option to purchase 62,500 shares and 25,000 shares of restricted stock; Andy Blight, Chief Scientific Officer, an option to purchase 40,000 shares and 16,000 shares of restricted stock; David Lawrence, Chief Financial Officer, an option to purchase 25,000 shares and 10,000 shares of restricted stock; and, Jane Wasman, Executive Vice President, General Counsel and Corporate Secretary, an option to purchase 37,500 shares and 15,000 shares of restricted stock.

Tax and Accounting Considerations

        We have structured our compensation program to comply with Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

 EXECUTIVE COMPENSATION

        The following table provides certain summary information concerning the compensation earned in 2008 by our Chief Executive Officer, Chief Financial Officer and each of the other two executive officers who served as executive officers during the year ended December 31, 2008. We refer to the officers listed in the table below collectively as our "Named Executive Officers."

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All other Compensation ($)(5)	Total ($)
Ron Cohen, M.D.	2008	$460,800	$207,410	(2)	$268,821	$633,950	$6,900	$1,577,881
President and Chief Executive Officer	2007	440,000	190,000	(3)	634,254	453,273	6,750	1,724,277
	2006	370,000	225,000	(4)	634,254	181,968	—	1,411,222
David Lawrence M.B.A	2008	252,400	82,067	(2)	103,442	517,051	6,900	961,860
Chief Financial Officer	2007	236,600	55,366	(3)	156,456	396,564	6,750	851,736
	2006	204,000	95,000	(4)	156,456	173,268	—	628,724
Andrew R. Blight, Ph.D.	2008	295,000	112,010	(2)	125,856	545,331	6,900	1,085,097
Chief Scientific Officer	2007	275,100	60,522	(3)	237,213	409,439	6,750	989,024
	2006	236,000	120,000	(4)	237,213	137,830	—	731,043
Jane Wasman, J.D.	2008	325,000	109,700	(2)	125,092	480,119	6,900	1,046,811
Executive VP, General Counsel &	2007	270,000	81,000	(3)	189,057	340,906	6,750	887,713
Corporate Secretary	2006	248,000	105,000	(4)	189,057	118,449	—	660,506

(1)
Represents the compensation cost recorded in the year shown for all stock awards or option awards outstanding during the year shown, in accordance with SFAS 123R. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in note 2 to our financial statements.

(2)
2008 bonus paid in 2009 and $500 bonus paid in 2008.

(3)
2007 bonus paid in 2008.

(4)
2006 bonus paid in 2007.

(5)
Effective January 1, 2007, the Company amended its 401(k) plan to include an employer match contribution to employee deferrals. For each dollar an employee invests up to 6% of his or her earnings, the Company contributes an additional 50 cents into the funds, subject to IRS annual limits.

Stock Option Information for the Year Ended December 31, 2008

        The following table sets forth information regarding plan-based awards to our Named Executive Officers in 2008.

2008 Grants of Plan-Based Awards Table

Name and Principal Position	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)
Ron Cohen, M.D.	3/5/2008		62,500	$19.81	$840,000
President and Chief Executive Officer	3/28/2008	25,000		19.81	495,250
David Lawrence M.B.A	3/5/2008		31,000	19.81	416,640
Chief Financial Officer	3/28/2008	12,400		19.81	245,644
Andrew R. Blight, Ph.D.	3/5/2008		34,000	19.81	456,960
Chief Scientific Officer	3/28/2008	13,600		19.81	269,416
Jane Wasman, J.D.	3/5/2008		37,500	19.81	504,000
Executive VP, General Counsel & Corporate Secretary	3/28/2008	15,000		19.81	297,150

        The following table provides information regarding each unexercised stock option held by each of our Named Executive Officers as of December 31, 2008.

Outstanding Equity Awards at December 31, 2008

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D.	17,094	—		$2.60	1/1/2011	16,666	(2)	$341,820
President and Chief	1,602	—		2.60	12/31/2011	—		—
Executive Officer	464,317	—		2.60	9/11/2013	—		—
	38,461	—		2.60	10/17/2013	—		—
	48,061	3,204	(1)	8.14	1/1/2015	—		—
	8,811	4,005	(1)	6.00	2/15/2016	—		—
	58,435	26,565	(1)	5.85	3/17/2016	—		—
	281	219	(1)	8.50	9/25/2016	—		—
	46,415	59,679	(1)	15.49	12/21/2016	—		—
	11,718	50,782	(1)	19.81	3/5/2018
David Lawrence M.B.A	54,109	—		8.14	1/1/2015	8,266	(2)	169,536
Chief Financial Officer	12,050	5,477	(1)	6.00	2/15/2016	—		—
	12,593	8,907	(1)	5.85	3/17/2016	—		—
	281	219	(1)	8.50	9/25/2016	—		—
	27,642	35,541	(1)	22.13	2/14/2017	—		—
	5,812	25,188	(1)	19.81	3/5/2018	—		—
Andrew R. Blight, Ph.D.	28,777	—		2.60	9/11/2013	9,066	(2)	185,944
Chief Scientific Officer	52,338	—		8.14	1/1/2015	—		—
	8,996	4,089	(1)	6.00	2/15/2016	—		—
	22,343	10,157	(1)	5.85	3/17/2016	—		—
	281	219	(1)	8.50	9/25/2016	—		—
	33,836	43,504	(1)	22.13	2/14/2017	—		—
	6,375	27,625	(1)	19.81	3/5/2018	—		—
Jane Wasman, J.D.	41,971	2,798	(1)	8.14	1/1/2015	10,000	(2)	205,100
Executive VP, General	7,694	3,498	(1)	6.00	2/15/2016	—		—
Counsel & Corporate	16,093	8,907	(1)	5.85	3/17/2016	—		—
Secretary	281	219	(1)	8.50	9/25/2016	—		—
	27,642	35,541	(1)	22.13	2/14/2017	—		—
	7,031	30,469	(1)	19.81	3/5/2018	—		—

(1)
Each of these options is subject to a four-year vesting schedule and vests in equal quarterly installments. The vesting commencement dates of such options are as follows: Dr. Cohen, January 1, 2005, February 15, 2006, February 10, 2006, September 25, 2006, January 1, 2007 and January 1, 2008, respectively; Mr. Lawrence, January 1, 2005, February 15, 2006, February 10, 2006, September 25, 2006, January 1, 2007 and January 1, 2008, respectively, Dr. Blight, January 1, 2005, February 15, 2006, February 10, 2006, September 25, 2006, January 1, 2007 and January 1, 2008, respectively; and Ms. Wasman, January 1, 2005, February 15, 2006, February 10, 2006, September 25, 2006, January 1, 2007 and January 1, 2008, respectively.

(2)
These restricted stock awards are subject to vesting over a three-year period as follows: 33.3% every year, with the vest dates of December 1, 2008; December 1, 2009; and December 1, 2010 for three (3) years.

        The following table provides information on option exercises with respect to our common stock in 2008 by each of the Named Executive Officers.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Cohen, M.D.	31,432	$538,929	16,274	$279,425
President and Chief Executive Officer	50,084	1,455,640	8,334	128,677
	24,916	714,208
	25,000	677,783
David Lawrence M.B.A	7,000	156,800	4,015	68,938
Chief Financial Officer	30,890	746,128	4,134	63,829
	7,000	177,672
Andrew R. Blight, Ph.D.	4,487	93,778	6,087	104,514
Chief Scientific Officer	20,000	585,900	4,534	70,005
	800	23,140
	29,200	831,186
Jane Wasman, J.D.	3,500	89,945	4,851	106,576
Executive VP, General Counsel &			4,851	93,236
Corporate Secretary			5,000	77,200

Executive Employment Agreements

        We have entered into employment agreements with our current Named Executive Officers, the terms of which are summarized below.

        We are a party to an employment agreement with Dr. Cohen that governs the terms and conditions of his employment as our President and Chief Executive Officer. The employment agreement originally provided for a base annual salary of $280,000, subject to annual increases and bonuses at the discretion of the Board. Dr. Cohen's current base salary, as approved by the Board, is $488,500. Dr. Cohen is eligible to receive annual performance-based stock options to purchase common stock in an amount recommended by the Compensation Committee and approved by the Board based on Dr. Cohen's individual performance and the achievement of our goals and objectives.

        Dr. Cohen's employment agreement is subject to automatic successive one-year renewal periods unless either Dr. Cohen or we give the other written notice at least 60 days prior to the expiration date that Dr. Cohen or we do not intend to renew the contract. Dr. Cohen's employment agreement has been renewed effective January 1, 2009 for a one-year period.

        We are party to an employment agreement with Mr. Lawrence that governs the terms and conditions of his employment as our Chief Financial Officer. The employment agreement originally provided for a base annual salary of $180,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His current base salary, as approved by the Board, is $264,300.

        We are party to an employment agreement with Dr. Blight that governs the terms and conditions of his employment as our Chief Scientific Officer. The employment agreement originally provided for a base annual salary of $215,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His current base salary, as approved by the Board, is $322,000.

        We are party to an employment agreement with Ms. Wasman that governs the terms and conditions of her employment as our Executive Vice President, General Counsel and Corporate Secretary. The employment agreement originally provided for a base annual salary of $225,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Her current base salary, as approved by the Board, is $345,200.

        Pursuant to their employment agreements, Dr. Blight, Mr. Lawrence and Ms. Wasman are eligible to receive an annual bonus and to receive annual performance-based stock options to purchase common stock, stock appreciation rights awards and/or restricted stock awards of common stock in an amount to be recommended by the Compensation Committee and approved by the Board based on their respective performances and upon the achievement of our goals and objectives. Each of the employment agreements expires on December 19, 2009 but shall be automatically renewed for successive one year terms unless either we or they provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term.

Executive Officer Severance Plans

        In the event we terminate the agreement with Dr. Cohen without cause, or if Dr. Cohen voluntarily terminates the agreement with good reason, we are obligated to make severance payments equal to 15 months' base annual salary and COBRA premium payments for the severance period plus a bonus equal to his prior year's bonus pro rated for the number of days worked prior to termination. This amount would be paid in a lump sum in the seventh month after such termination. In such event, all of Dr. Cohen's options will become immediately exercisable and shall remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law.

        If Dr. Cohen's employment terminates for death or disability, we are obligated to pay his base salary for three months and his COBRA premiums for the COBRA coverage period. This amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after such termination. In either such event, 65% of his outstanding options will become immediately vested and remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law.

        If Dr. Cohen voluntarily terminates his employment without good reason following a "change in control" (as defined in his employment agreement), we are obligated to make severance payments equal to 12 months' base annual salary and COBRA premium payments for the severance period and he is entitled to receive a bonus equal to his prior year's bonus pro rated for the number of days worked prior to termination. This amount would be paid in a lump sum in the seventh month after such termination. In addition, if the "change in control" constitutes a "reorganization event" (as defined in the Company's 2006 Employee Incentive Plan), 100% of his outstanding options, restricted stock and any other awards issued under the 2006 Employee Incentive Plan will become immediately vested; otherwise only 65% of his unvested awards will become immediately vested. If the "change in control" constitutes a "Change in Control" (as defined in the Company's 1999 Employee Stock Option Plan), 100% of his outstanding options, restricted stock and any other awards issued under the 1999 Employee Stock Option Plan will become immediately vested. All vested options will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law. Following his termination of employment, Dr. Cohen will remain subject to confidentiality, non-competition and non-solicitation covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

        In the event we terminate our employment agreement with Dr. Blight, Mr. Lawrence or Ms. Wasman without cause, or if one of them voluntarily terminates his or her agreements with good reason, we are obligated to make severance payments equal to nine months base annual salary, in the case of Dr. Blight, and seven months base annual salary, in the case of Mr. Lawrence and Ms. Wasman, as well as COBRA premium payments for the severance period. In such event, all options, stock appreciation rights awards and restricted stock awards that have vested as of the termination date shall remain exercisable for 90 days following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

        If Dr. Blight, Mr. Lawrence or Ms. Wasman voluntarily terminates his or her employment with good reason or if we terminate his or her employment without cause within 18 months after a "change in control" (as defined in their employment agreements), we are obligated to make severance payments equal to one year's base annual salary, in the case of Dr. Blight, and nine months base annual salary, in the case of Mr. Lawrence and Ms. Wasman, in each case paid in a lump sum within 30 days after termination, as well as COBRA premium payments for the severance period plus a bonus equal to a prior year's bonus pro rated for the number of days worked prior to termination. We are also obligated to pay salary earned but not paid, vacation and sick leave days that have accrued, and reimbursable business expenses incurred through the date of termination. In addition, if the "change in control" constitutes a "reorganization event" (as defined in the Company's 2006 Employee Incentive Plan), 100% of the outstanding options and restricted stock and any other awards issued under the 2006 Employee Incentive Plan then held by each such executive officer will become immediately vested; otherwise, not less than 50% of the unvested awards will become immediately and full vested. If the "change in control" constitutes a "Change in Control" (as defined in the Company's 1999 Employee Stock Option Plan), 100% of outstanding options, restricted stock and any other awards issued under the 1999 Employee Stock Option Plan then held by each such executive officer will become immediately vested. All vested options will remain exercisable for 18 months following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

        The following table and summary set forth potential payments payable to our Named Executive Officers upon termination of employment or a change in control. The table below reflects amounts payable to our Named Executive Officers assuming their employment was terminated as of December 31, 2008.

Potential Payments Upon Termination or Change in Control

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason		Voluntary Termination by Executive Without Good Reason Following a change in Control	Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a change in Control(1)
Ron Cohen, M.D.	Salary	$576,000		$460,800	$576,000
President and Chief	Bonus	190,000		190,000	190,000
Executive Officer	Option and award acceleration	1,719,607		1,117,744	1,719,607
	Benefits continuation	13,991		13,991	13,991

	Total value:	2,499,597		1,782,535	2,499,597
David Lawrence M.B.A.	Salary	147,233	(1)	—	189,300
Chief Financial Officer	Bonus	—		—	55,366
	Option and award acceleration	—		—	1,085,378
	Benefits continuation	12,181	(1)	—	15,662

	Total value:	159,415		—	1,345,706
Andrew R. Blight, Ph.D.	Salary	221,250	(1)	—	295,000
Chief Scientific Officer	Bonus	—		—	60,522
	Option and award acceleration	—		—	1,251,993
	Benefits continuation	4,729	(1)	—	6,305

	Total value:	225,979		—	1,613,820
Jane Wasman, J.D.	Salary	189,583	(1)	—	243,750
Executive VP, General	Bonus	—		—	81,000
Counsel & Corporate Secretary	Option and award acceleration	—		—	1,203,521
	Benefits continuation	3,678	(1)	—	4,729

	Total value:	193,261		—	1,533,000

(1)
Shall be reduced in the event the executive obtains other employment during the severance period, except that Dr. Cohen is entitled to retain payment of his base salary without regard to any subsequent employment he may obtain.

Other Compensation

        All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to our executives that are not available to all of our employees. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

 Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee currently determines the compensation levels of our executive officers as described above. None of our executive officers has served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater-than-10% stockholders are required to furnish us with copies of all such forms that they file.

        To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5, and amendments thereto, received by us during or with respect to the year ended December 31, 2008, all filings applicable to our officers, directors, greater-than-10% stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934 were timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 2008, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons.

        Through approval by the Audit Committee, the Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of "related party transactions." "Related party transaction" refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiary is a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect material interest: any director, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party's benefit is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

        The Audit Committee is responsible for the review, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party and the extent of the related party's interest in the transaction.

        If the Audit Committee decides not to approve a transaction, the Committee will notify the CEO and President and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the CEO and President and the General Counsel, and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee's decision.

 AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the Company's accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company's financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company's independent auditors and the independent audit.

        The Audit Committee is comprised of Messrs. Smith (Chair), Phillips and Randall, each of whom has been determined independent by the Board. In addition, based upon their background and experience, each qualifies as an audit committee financial expert. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company's website at www.acorda.com, under Corporate Governance—Committee Charters.

        KPMG LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2008. The Audit Committee has reviewed and discussed those audited financial statements with the Company's management and KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee discussed with KPMG LLP the firm's independence, and received from KPMG LLP the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Commission with Audit Committees Concerning Independence).

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Ian Smith
Barclay A. Phillips
Lorin J. Randall

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of KPMG LLP

        The Audit Committee appointed KPMG LLP to serve as our independent auditors for the year ending December 31, 2009. The affirmative vote of a majority of the shares present in person or by proxy at the 2009 Annual Meeting is required to ratify the selection of KPMG LLP.

        In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

        Representatives of KPMG LLP are expected to be present at the 2009 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

        The following table sets forth the aggregate fees billed by KPMG LLP in connection with audit and other services rendered during the past two fiscal years.

Type of Fee	2008	2007
Audit Fees(1)	$624,050	$582,760
Audit-Related Fees	—	—
Tax Fees(2)	—	35,500
All other fees	—	—

Total Fees for Services Provided	$624,050	$618,260

    (1)
    Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings, and preparation of comfort letters in connection with public offerings of Acorda Therapeutics' common stock.

    (2)
    Tax fees are fees for tax compliance.

Pre-approval Policies and Procedures

        Our Audit Committee Charter provides that the Audit Committee must pre-approve all services to be provided to the Company by KPMG LLP. All of the fees in the above table were approved by the Audit Committee.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR Proposal Two.

 OTHER BUSINESS

        As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2009 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2009 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

        The SEC's rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, annual reports and notices of annual meeting and internet availability with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders.

        Stockholders residing in the same household who hold their shares through a broker may receive only one Notice of Annual Meeting and Internet Availability (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their broker. This practice of sending only one copy of proxy materials is called "householding," and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your broker from one or more of the stockholders within the household.

        If you hold your shares in "street name" and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker. If you would like to receive a separate copy of this year's Proxy Statement or Annual Report, please contact our investor relations department at 15 Skyline Drive, Hawthorne, New York 10532, telephone number (914) 347-4300, and we will promptly deliver the Proxy Statement and/or Annual Report upon your request.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

        Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2010 Annual Meeting of Shareholders, by submitting their proposals to us no later than the 120th day prior to the anniversary of the date of these proxy materials, December 31, 2009. Any proposal so submitted must comply with the rules of the Securities and Exchange Commission.

        If you want to nominate a director or make a proposal for consideration at next year's annual meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in our Amended and Restated Bylaws. Under our Amended and Restated Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Amended and Restated Bylaws and be received by us at our principal executive office at 15 Skyline Drive, Hawthorne, NY 10532, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting, a stockholder's notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal on or after February 22, 2010 and prior to March 24, 2010, unless the date of the Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days from the anniversary date of the 2009 Annual Meeting.

        Under our Amended and Restated Bylaws and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an Annual Meeting of Stockholders. A stockholder nominating a director candidate or introducing an item of business must be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, a director nomination or item of business must comply with the requirements as to form imposed by Sections 1.10(b) and 1.11(b), respectively, of our Amended and Restated Bylaws.

Annual Report

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, which sets forth the entire original Annual Report on Form 10-K, is enclosed. We filed our Annual Report on Form 10-K with the SEC on March 2, 2009. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our investor relations department at our principal executive office located at 15 Skyline Drive, Hawthorne, New York 10532. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com. We will also furnish any exhibit to our Annual Report on Form 10-K, as amended, if specifically requested.

 Code of Ethics

        Our Code of Ethics applies to all our directors and officers and other employees. Any waiver of this Code for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. As required by applicable law, we will promptly disclose to our stockholders any waivers granted to any of our executive officers, senior financial officers or directors. Our Code of Ethics can be accessed on our website at www.acorda.com.

 Please submit your proxy whether or not you plan to attend the 2009 Annual Meeting.

By the Order of the Board of Directors,
Jane Wasman Executive Vice President, General Counsel and Corporate Secretary

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000024946_1 R2.09.03.17 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Barry Greene 02 Ian F. Smith ACORDA THERAPEUTICS, INC. 15 SKYLINE DRIVE HAWTHORNE, NY10532 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000024946_2 R2.09.03.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . ACORDA THERAPEUTICS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 22, 2009 The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Jane Wasman his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591 at 10:00 a.m., local time, on June 22, 2009 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side